EXHIBIT 3.(i).4
                                    AMENDMENT

                                       TO

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                             GINSITE MATERIALS, INC.

Pursuant  to  the  provisions  of  Section  607.1006,   Florida  Statutes,  this
Corporation  adopts the  following  Articles  of  Amendment  to its  Articles of
Incorporation:

First: The name of the Corporation, GINSITE MATERIALS, INC., is hereby changed to ENVIRONMENTAL CONSTRUCTION PRODUCTS INTERNATIONAL, INC. by amending Article 1 of the Restated Articles of Incorporation to read as follows:

                                    ARTICLE 1
                                      NAME

         The name of the Corporation is ENVIRONMENTAL CONSTRUCTION PRODUCTS INTERNATIONAL, INC.

Second: The amendments were adopted on September 16, 1999, by resolution of the Board of Directors and written consent of the stockholders, in accordance with
Section 607.0704, Florida Statutes, representing a sufficient number of votes necessary to approve these amendments.

Signed and certified on September 16, 1999.


                                           /s/ Frank Glinton
                                         ----------------------------
                                         by: Frank Glinton, President


ATTEST:


  /s/ George Anagnost
------------------------------
by: George Anagnost, Secretary